UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2017

(Date of Report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512

(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
Ally Detroit Center 500 Woodward Ave. Floor 10, Detroit, Michigan 48226
(Address of principal executive offices) (Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ally Financial Inc.’s (Ally) named executive officers (NEOs) are eligible to participate in the broad-based Ally Financial Inc. Severance Plan (the Plan). Effective December 28, 2017, the Plan was amended to provide that, in the event of a Qualified Termination of Employment (as defined in the Plan) or a Termination of Service without Cause (as defined in the Ally Financial Inc. Incentive Compensation Plan), in each case, within the 24-month period immediately following a Change in Control (as defined in the Ally Financial Inc. Incentive Compensation Plan), each NEO will receive (i) two times the sum of the NEO’s annual base salary and designated annual cash incentive compensation opportunity, (ii) the NEO’s prorated designated annual cash incentive compensation opportunity for the year of the NEO’s termination, and (iii) a payment equal to 24 months of medical premiums valued at the NEO’s COBRA rate. The Plan also was amended to provide that, in the event of a Qualified Termination of Employment that is not addressed in the preceding sentence, (A) the CEO will receive two times annual base salary and (B) each other NEO will receive one times annual base salary.

A copy of the amendment to the Plan is attached as Exhibit 10.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Ally Financial Inc. Severance Plan Document and Summary Plan Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2017

Ally Financial Inc.
Registrant
By:	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 1 to the Ally Financial Inc. Severance Plan Document and Summary Plan Description